Exhibit 8(h)

SCHEDULE A TO ETF SERVICES AGREEMENT

List of Funds

BlackRock ETF Trust

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Defense Industrials and Tech Active ETF (f/k/a iShares Defense Industrials Active ETF)

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Emerging Markets Active ETF

iShares Enhanced International Active ETF

iShares Enhanced Large Cap Core Active ETF

iShares Enhanced Large Cap Value Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Flexible Equity Active ETF

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares Infrastructure Active ETF

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF (f/k/a BlackRock International Dividend ETF)

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF

iShares Managed Futures Active ETF

iShares Nasdaq Premium Income Active ETF

iShares Prime Money Market ETF

iShares Systematic Alternatives Active ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Select Equity Active ETF (f/k/a iShares Long-Term U.S. Equity Active ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

BlackRock ETF Trust II

iShares AAA CLO Active ETF (f/k/a BlackRock AAA CLO ETF)

iShares BBB-B CLO Active ETF

iShares Emerging Markets Bond Active ETF

iShares Flexible Income Active ETF (f/k/a BlackRock Flexible Income ETF)

iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF)

iShares Global Government Bond USD Hedged Active ETF

iShares High Yield Active ETF (f/k/a BlackRock High Yield ETF)

iShares High Yield Muni Active ETF

iShares Intermediate Muni Income Active ETF (f/k/a BlackRock Intermediate Muni Income Bond ETF)

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

A-1

Exhibit 8(h)

iShares Mortgage-Backed Securities Active ETF

iShares Securitized Income Active ETF

iShares Short Duration High Yield Muni Active ETF (f/k/a iShares High Yield Muni Income Active ETF)

iShares Short-Term California Muni Active ETF (f/k/a BlackRock Short-Term California Muni Bond ETF)

iShares Total Return Active ETF (f/k/a BlackRock Total Return ETF)

As of August 28, 2026

A-2